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                                   Exhibit XIV

                  FIRST AMENDMENT TO LIMITED RECOURSE GUARANTY
                               [150 N. RIVERSIDE]

      THIS FIRST AMENDMENT TO LIMITED RECOURSE GUARANTY [150 N. Riverside] (this "First Amendment") is made as of the 13th day of December, 1995, to be effective as of September 1, 1995, by and between PRIME GROUP V, L.P., an Illinois limited partnership ("PG5") and LUMBERMENS MUTUAL CASUALTY COMPANY, an Illinois insurance corporation ("Lender").

                                    RECITALS

      A. Kemper Investors Life Insurance Company, an Illinois insurance corporation ("KILICO") and KILICO Realty Corporation, an Illinois corporation ("KILICO Realty", and together with KILICO the "Original Guarantors") are parties to that certain Limited Recourse Guaranty [150 N. Riverside] dated as of March 22, 1994 (the "Original Guaranty"), whereby, subject to the terms and conditions contained therein, the Original Guarantors have guaranteed to the Lender the payment of the "Obligations" described therein. Capitalized terms used and not defined in this First Amendment shall have the meaning given to such terms in the Original Guaranty, as amended hereby.

      B. The obligations of the Original Guarantors under the Original Guaranty are secured by that certain Pledge and Security Agreement [150 N. Riverside] dated as of March 22, 1994, from the Original Guarantors, as pledgors, for the benefit of Lender, as pledgee (the "Original Security Agreement"), which encumbers certain Common Units (the "Common Units") in Prime Retail, L.P., a Delaware limited partnership (the "Partnership"), all as described in the Original Security Agreement.

      C. In accordance with the terms and provisions of an Assignment and Assumption dated as of April 1, 1994, by and between KILICO, as assignor, and KILICO Realty, as assignee, KILICO assigned to KILICO Realty all of KILICO's rights, title and interest in and to the Common Units held by KILICO and pledged under the Original Security Agreement and Lender hereby confirms and acknowledges its consent to such Assignment and Assumption. With the consent of Lender, concurrently herewith, KILICO Realty has transferred the Common Units to PG5, subject to the lien of the Original Security Agreement, and PG5 has assumed (subject to the terms and conditions of the Original Guaranty and the Original Security Agreement) the obligations of the Original Guarantors arising from and after the date of such assignment under the Original Guaranty and the Original Security Agreement.

      D. PG5 and Lender desire to amend the Original Guaranty as provided herein to reflect the transfer of the Common Units to PG5 and the assumption by PG5 as described above. Contemporaneously with the execution and delivery of this First Amendment, PG5 and Lender are also entering into an amendment of the Original Security Agreement (the "Security Agreement Amendment"), to reflect such transfer and assumption and to provide for the pledge by PG5 to Lender of certain additional collateral.

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      NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Substitution of PG5 as Guarantor. Subject to all of the terms and conditions of the Original Guaranty (including, without limitation, Section 2 thereof), PG5 is hereby substituted as the "Guarantor" thereunder and, from and after the date hereof, all references in the Original Guaranty (including, without limitation, in Section 2 thereof), as amended hereby, to the "Guarantor" shall be deemed to refer to PG5.

      2. References to Security Agreement. From and after the date hereof, all references in the Original Guaranty, as amended hereby, to the "Security Agreement" and to terms defined in the "Security Agreement" shall be deemed to refer to the Original Security Agreement as amended by the Security Agreement Amendment, and to the meanings of such terms as amended by the Security Agreement Amendment, if applicable.

      3. Notices. Section 5 of the Original Guaranty is amended by deleting the addresses set forth under "To Guarantor" (including the addresses for copies) and substituting therefor the following:

      "To Guarantor:               c/o The Prime Group, Inc.
                                   77 West Wacker Drive
                                   Suite 3900
                                   Chicago, Illinois 60601
                                   Attention: Michael W. Reschke

      With copies to:              The Prime Group, Inc.
                                   77 West Wacker Drive
                                   Suite 3900
                                   Chicago, Illinois 60601
                                   Attention: Robert J. Rudnik

      and to:                      Mayer, Brown & Platt
                                   190 South LaSalle Street
                                   Chicago, Illinois 60603
                                   Attention: Richard S. Millard

      4. Estoppel; Waiver of Defaults. Lender hereby certifies to PG5 that no default or event of default exists under the Original Guaranty that is not being cured concurrently herewith, and hereby irrevocably waives any and all defaults or events of default under the Original Guaranty, as amended hereby, arising from events occurring or conditions existing on or prior to the date hereof.

      5. Continuing Effect. Except as amended hereby, the Original Guaranty shall continue in full force and effect.

                            [signature page follows]


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      IN WITNESS WHEREOF, the parties have executed and delivered this First
Amendment as of the date first above written, to be effective as of September 1, 1995.

                                       PRIME GROUP V, L.P., an
                                        Illinois limited partnership

                                       By: PGLP, Inc., its
                                        general partner

                                           By:    /s/  Robert J. Rudnik
                                                  ------------------------------
                                           Name:  Robert J. Rudnik
                                           Title: Vice President


                                       LUMBERMENS MUTUAL CASUALTY COMPANY,
                                        an Illinois insurance corporation

                                       By:    /s/  Walter L. White
                                              ----------------------------------
                                       Name:  Walter L. White
                                       Title: Executive Vice President

                                       By:    /s/ Robert B. Stacy
                                              ----------------------------------
                                       Name:  Robert B. Stacy
                                       Title: Treasurer


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